QUARTERLY REPORT

Centra

Financial Holdings, Inc.


Centra Bank #31
Entrepreneur
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2007-2008 TOP FAST-GROWTH
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First Quarter
2008

To Our Stockholders:

Centra entered 2008 with a strong financial performance across the board in the first quarter. Significant asset and deposit growth, increased earnings, a low delinquency rate, and strong capitalization all have resulted in the bank continuing to be well positioned in these challenging times for our industry.

The bank saw asset growth to be greater than in any one year period in the bank's history from $926 million at March 31, 2007 to $1.12 billion at March 31, 2008, a 21% one-year increase. The primary driver of the asset growth was total loans which grew 24% to $909 million at March 31, 2008 from $732 million at March 31, 2007. This growth was made possible by deposit growth of $148 million or 18% to $970 million at March 31, 2008 from $822 million at March 31, 2007. Net income for the first quarter of 2008 was $1.8 million, up 31% from the $1.4 million earned in the first quarter of 2007.

The story of sub-prime mortgage difficulties and the banking credit crunch is well documented in the media. Suffice it to say, it was a bubble that had to burst, and fortunately for all of us, Centra did not participate in the type of lending activity that brought it about.

In my letter from the first quarter of last year, I indicated to you that your company had embarked on the largest capital investment in its history. I am pleased to report to you that all of these projects are on track and within their respective budgets. Since the first quarterly report of 2007 was released one year ago, we have expanded into two offices in the Hagerstown, Maryland market and have recently acquired property in a prime location to build another retail office. We have occupied and become fully operational in a new training and operations center in Morgantown which services the entire company. In September 2007, we moved from our initial office on Williamsport Pike in Martinsburg to a brand new modern facility on Edwin Miller Boulevard in North Martinsburg. In April 2008, along with more than two hundred customers and friends, we "grand-opened" our newly constructed facility in the dynamic Spring Mills area of Berkeley County. Under construction and opening in June is a new retail office in the thriving Walnut Hill neighborhood of Uniontown, PA. Renovations to our headquarters building at Elmer Prince Drive in Morgantown are on schedule and over 50% finished with an expected completion date in the third quarter of 2008.

With these best-in-class facilities, key market locations, and direction provided by our experienced management team, we intend to increase market share, drive operating performance and maximize shareholder value by pursuing strong growth of future revenues.

The remainder of 2008 will likely continue with an uncertain economic climate and turbulent credit markets, but change brings opportunity for those who accept the challenge. Throughout the past eight years, we have concentrated on creating a premier financial services company. We are financially strong and poised to take advantage of opportunities in the existing markets that we serve.

We appreciate the support of you, our stockholders, and we remain committed to providing you with attractive returns and increasing value.

Douglas J. Leech
Chairman, President and CEO

Total Assets
 Total Loans
Assets
(in thousands)

June	966,280
September	1,060,721
December	1,086,092
March	1,120,583
Loans
(in thousands)

June	765,835
September	822,386
December	876,176
March	908,873

 Total Deposits
First Quarter Net Income
Deposits
(in thousands)

June	853,269
September	930,082
December	943,934
March	970,140
First Quarter Net Income
(in thousands)

2005	836
2006	932
2007	1,632
2008	1,813

Centra Financial Holdings, Inc., and Subsidiaries
Consolidated Statements of Income
(Dollars in Thousands, except Per Share Data)
(Unaudited)

	Quarter Ended March 31,
	2008	2007
INTEREST INCOME
Loans, including fees	$15,916	$13,835
Loans held for sale	47	25
Securities available-for-sale	1,653	1,474
Interest-bearing bank balances	10	43
Federal funds sold	199	438

Total interest income	17,825	15,815

INTEREST EXPENSE
Deposits	7,639	7,063
Short-term borrowed funds	185	210
Long-term debt	345	367

Total interest expense	8,169	7,640

Net interest income	9,656	8,175

Provision for credit losses	638	500

Net interest income after provision for credit losses	9,018	7,675

OTHER INCOME
Service charges on deposit accounts	548	368
Other service charges and fees	558	409
Secondary market income	329	181
Security gains	155	—
Other	213	161

Total other income	1,803	1,119

OTHER EXPENSE
Salary and employee benefits	4,352	3,179
Occupancy expense	641	455
Equipment expense	495	418
Advertising	311	529
Professional fees	162	108
Data processing	507	427
Other outside services	186	235
Other	1,373	1,162

Total other expense	8,027	6,513

Net income before income tax	2,794	2,281

INCOME TAX EXPENSE	981	898

Net income	$1,813	$1,383

Basic earnings per share	$0.30	$0.30
Diluted earnings per share	$0.28	$0.28
Weighted average shares outstanding — basic	5,971,847	4,618,524
Weighted average shares outstanding — diluted	6,478,342	4,964,068
Cash dividends declared per share	$0.05	—

Centra Financial Holdings, Inc., and Subsidiaries
Consolidated Statements of Condition
(Dollars in Thousands, except Per Share Data)
(Unaudited)

	March 31,	March 31,
	2008	2007
ASSETS
Cash and due from banks	$20,388	$16,999
Interest-bearing deposits in other banks	1,132	1,174
Federal funds sold	21,419	19,287

Total cash and cash equivalents	42,939	37,460

Available-for-sale securities, at estimated fair value (amortized cost of $125,425 in 2008 and $116,094 in 2007)	127,925	116,792

Loans, net of unearned income	908,873	732,427
Allowance for loan losses	(14,204)	(10,680)

Net loans	894,669	721,747

Premises and equipment	20,129	15,962

Loans held for sale	3,133	3,404
Goodwill and other intangibles	16,853	17,157
Other assets	14,935	13,712

Total assets	$1,120,583	$926,234

LIABILITIES
Deposits
Non-interest bearing	$124,489	$105,782
Interest-bearing	845,651	716,582

Total deposits	970,140	822,364

Short-term borrowings	31,498	16,901

Long-term debt	20,000	20,000

Other liabilities	9,006	8,381

Total liabilities	1,030,644	867,646

STOCKHOLDERS’ EQUITY
Preferred stock, $1 par value, 1,000,000 authorized, none issued	—	—
Common stock, $1 par value, 50,000,000 authorized, 5,974,099 and 4,197,140 issued and outstanding, respectively	5,974	4,224
Additional paid-in capital	81,654	48,566
Accumulated earnings	811	5,379
Accumulated other comprehensive income	1,500	419

Total equity	89,939	58,588

Total liabilities and stockholders’ equity	$1,120,583	$926,234

marketandhaverecentlyacquiredproperty in aprime location to build another retailoffice.Wehaveoccupied andbecome fullyoperational in a new training andoperationscenterinMorgantownwhichservices the entire company. In September2007,wemoved from our initialoffice onWilliamsport Pike in Martinsburgtoabrandnew modernfacility onEdwin Miller Boulevard in North Martinsburg.InApril2008, alongwith morethan two hundred customers and friends,we“grand-opened”ournewlyconstructed facility inthe dynamic SpringMillsareaofBerkeley County.Under construction and opening in June isanewretailoffice in thethriving WalnutHill neighborhood of Uniontown, PA. Renovationstoourheadquartersbuilding at ElmerPrince Drive in Morgantownare onscheduleand over50% finished withan expected completiondatein thethirdquarter of 2008. Withthesebest-in-classfacilities,keymarket locations,and direction providedbyourexperienced managementteam, weintend to increase marketshare,driveoperatingperformance and maximizeshareholder valuebypursuingstronggrowth offuture revenues. Theremainderof2008will likelycontinue withan uncertain economic climateandturbulentcredit markets, butchange bringsopportunity for thosewhoacceptthechallenge.Throughout the past eight years, we have concentratedoncreatinga premierfinancial servicescompany. We are financiallystrongandpoised to takeadvantage ofopportunities in the existingmarketsthatweserve. Followingthedeclaration of our firstcash dividend latelast year, the boardagreedtoconsider theappropriateness of futurecash dividends, whichwilldependonthesuccessand earnings of the company. Weappreciatethesupport of you, ourstockholders,and we remain committedtoprovidingyouwithattractivereturns and increasing value.